UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Monster Beverage Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! MONSTER BEVERAGE CORPORATION 2023 Annual Meeting Vote by June 21, 2023 11:59 PM ET You invested in MONSTER BEVERAGE CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 22, 2023. Vote Virtually at the Meeting* June 22, 2023 2:30 PM PDT Virtually at: www.virtualshareholdermeeting.com/MNST2023 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # V12469-P91730 Get informed before you vote View the Proxy Statement and 10-K Wrap online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 8, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. MONSTER BEVERAGE CORPORATION 1 MONSTER WAY CORONA, CA 92879

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V12470-P91730 01) Rodney C. Sacks 02) Hilton H. Schlosberg 03) Mark J. Hall 04) Ana Demel 05) James L. Dinkins 06) Gary P. Fayard 07) Tiffany M. Hall 08) Jeanne P. Jackson 09) Steven G. Pizula 10) Mark S. Vidergauz 1. Proposal to elect ten Directors: Nominees: 2. Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023. 3. Proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. 4. Proposal to approve, on a non-binding, advisory basis, the frequency with which stockholders will approve the compensation of the Company’s named executive officers. 5. Proposal to approve the amendment and restatement of the Amended and Restated Certificate of Incorporation of the Company, as amended, to increase the number of authorized shares of common stock, par value $0.005 per share, from 1,250,000,000 shares to 5,000,000,000 shares. 6. Proposal to approve the amendment and restatement of the Amended and Restated Certificate of Incorporation of the Company, as amended, to reflect new Delaware law provisions regarding officer exculpation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For For For For For 1 Year